Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of AppHarvest, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AppHarvest, Inc. and Subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2020.

Louisville, Kentucky

March 2, 2021, except for (i) the paragraphs included under the caption “Basis of Presentation and Recapitalization Transaction” described in Note 1, and (ii) Note 13, as to which the date is December 15, 2021

AppHarvest, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands except per share amounts)

	December 31, 2020	December 31, 2019
Assets
Current Assets:
Cash and cash equivalents	$21,909	$6,031
Inventories, net	3,387	—
Prepaid expenses and other current assets	481	26
Total current assets	25,777	6,057
Operating lease right-of-use assets, net	1,307	144
Property and equipment, net	152,645	3,701
Lease deposits with a related party	—	4,000
Other assets	1,188	41
Total non-current assets	155,140	7,886
Total assets	$180,917	$13,943
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$1,342	$167
Accrued expenses	5,184	49
Current portion of lease liabilities with a related party	59,217	—
Current portion of lease liabilities	166	45
Current portion of financing obligation with a related party	58,795	—
Deferred development fee income from a related party	—	406
Note payable with a related party	30,000	—
Other current liabilities	77	—
Total current liabilities	154,781	667
Lease liabilities, net of current portion	1,370	104
Financing obligation with a related party	—	4,096
Total non-current liabilities	1,370	4,200
Total liabilities	156,151	4,867
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001, 10,000 shares authorized, 0 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	—	—
Common stock, par value $0.0001, 750,000 shares authorized, 44,461 and 30,800 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	4	3
Additional paid-in capital	45,890	12,753
Accumulated deficit	(21,128)	(3,680)
Total stockholders’ equity	24,766	9,076
Total liabilities and stockholders’ equity	$180,917	$13,943

See accompanying notes to the consolidated financial statements,

which have been retroactively recast to give effect to the Recapitalization Transaction.

AppHarvest, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands except per share amounts)

	Year ended December 31,
	2020	2019
Revenue	$—	$—
Operating expenses
Selling, general and administrative expenses	16,295	2,717
Depreciation	176	16
Total operating expenses	16,471	2,733
Loss from operations	(16,471)	(2,733)
Other income (expense):
Development fee income from a related party	406	350
Loss on SAFE Note revaluation	—	(345)
Interest expense from related parties	(1,423)	(28)
Other	49	10
Loss before income taxes	(17,439)	(2,746)
Income tax expense	9	—
Net and comprehensive loss	$(17,448)	$(2,746)
Net loss per common share, basic and diluted	$(0.46)	$(0.11)
Weighted average common shares used in computing net loss per common share, basic and diluted	38,072	25,571

See accompanying notes to the consolidated financial statements,

which have been retroactively recast to give effect to the Recapitalization Transaction.

AppHarvest, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

(In thousands)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2018	9,100	$1	$12	$(934)	$(921)
Retroactive application of recapitalization	10,469	1	(1)	—	—
Adjusted balance, December 31, 2018	19,569	2	11	(934)	(921)
Net loss	—	—	—	(2,746)	(2,746)
Issuance of preferred shares, net	8,575	1	11,006	—	11,007
SAFE Note conversion	2,656	—	1,596	—	1,596
Stock-based compensation	—	—	140	—	140
Balance, December 31, 2019	30,800	3	12,753	(3,680)	9,076
Net loss	—	—	—	(17,448)	(17,448)
Issuance of preferred shares, net	13,503	1	32,948	—	32,949
Stock option exercise	158	—	35	—	35
Stock based compensation	—	—	154	—	154
Balance, December 31, 2020	44,461	$4	$45,890	$ (21,128)	$ 24,766

See accompanying notes to the consolidated financial statements,

which have been retroactively recast to give effect to the Recapitalization Transaction.

AppHarvest, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Year ended December 31,
	2020	2019
Operating Activities
Net loss	$(17,448)	$(2,746)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income tax	9	—
Depreciation	176	16
Stock-based compensation expense	154	140
Loss on SAFE Note revaluation	—	345
Rent payments (in excess of) less than average rent expense, net	26	—
Interest accrual on financing with related parties	1,414	22
Amortization of development fee with a related party	(406)	—
Changes in assets and liabilities:
Inventory	(2,962)	—
Prepaid expenses and other current assets	(347)	(22)
Other assets, net	(948)	(35)
Accounts payable	1,175	346
Accrued expenses	1,933	37
Deferred income from a related party	—	406
Other current liabilities	77	—
Lease deposits with a related party	4,000	(4,000)
Net cash used in operating activities	(13,147)	(5,491)
Investing Activities
Purchases of property and equipment	(35,682)	(3,615)
Net cash used in investing activities	(35,682)	(3,615)
Financing Activities
Payments on finance lease liability with a related party	(258)	—
Payments on financing obligation to a related party	(19)	—
Proceeds from loan agreements with related parties	32,000	—
Borrowings on land mortgage loan and related financing with a related party	—	3,775
Proceeds from stock option exercises	35	—
Issuance of preferred stock, net	32,949	11,008
Other financing activities	—	(1)
Net cash provided by financing activities	64,707	14,782
Change in cash and cash equivalents	$15,878	$5,676
Cash and cash equivalents
Beginning of period	6,031	355
End of period	$21,909	$6,031
Noncash activities
SAFE Conversion	$—	$1,596
Conversion of equipment loan to a finance lease liability with a related party	$2,089	$—
Accrued purchases of property and equipment	$2,574	$—

See accompanying notes to the consolidated financial statements,

which have been retroactively recast to give effect to the Recapitalization Transaction.

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

1.   Description of Business

AppHarvest was founded on January 19, 2018 and, together with its subsidiaries, is an applied technology company in Appalachia developing some of the world’s largest high-tech indoor farms, designed to grow non-GMO, chemical pesticide-free produce, using primarily rainwater while producing significantly higher yields than those of traditional agriculture on the same amount of land. AppHarvest will combine conventional agricultural techniques with cutting-edge technology including artificial intelligence and robotics to improve access to nutritious food, farming more sustainably, building a domestic food supply, and increasing investment in Appalachia. The Company’s operations through December 31, 2020, were limited to organizing and staffing, business planning, raising capital, and acquiring and developing properties for Controlled Environment Agriculture (“CEA”). The Company has not generated any revenues through December 31, 2020.

Basis of Presentation and Recapitalization Transaction

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted principles (“U.S. GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”) and are presented in U.S. Dollars.

On January 29, 2021, (the “Closing Date”), Novus Capital Corporation (“Novus”), a special purpose acquisition company, consummated the business combination agreement and plan of reorganization (the “Business Combination Agreement”) dated September 2020, by and among ORGA, Inc., a wholly owned subsidiary of Novus (“Merger Sub”), and AppHarvest Operations, Inc., a Delaware corporation (f/k/a AppHarvest, Inc.) (“Legacy AppHarvest”).

Pursuant to the terms of the Business Combination Agreement, a business combination between Novus and Legacy AppHarvest was effected through the merger of Merger Sub with and into Legacy AppHarvest, with Legacy AppHarvest surviving the merger as a wholly-owned subsidiary of Novus (the “Merger” and, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). On the Closing Date, Novus changed its name to AppHarvest, Inc. (the “Company”, “we”, “our” or “AppHarvest”).

Pursuant to the Business Combination Agreement, the Merger was accounted for as a reverse recapitalization (the “Reverse Recapitalization”) in accordance with U.S. GAAP. Under this method of accounting, Novus is treated as the “acquired” company and Legacy AppHarvest is treated as the acquirer for financial reporting purposes. The Reverse Recapitalization was treated as the equivalent of Legacy AppHarvest issuing stock for the net assets of Novus, accompanied by a recapitalization. The net assets of Novus are stated at historical cost, with no goodwill or other intangible assets recorded.

Legacy AppHarvest was determined to be the accounting acquirer based on the following predominant factors:

•  Legacy AppHarvest stockholders have the largest portion of voting rights in the Company;

•  The Board and Management are primarily composed of individuals associated with Legacy AppHarvest; and

•  Legacy AppHarvest was the larger entity based on historical operating activity and Legacy AppHarvest had the larger employee base at the time of the Business Combination.

In connection or concurrent with the Business Combination:

•  Each share of Legacy AppHarvest redeemable convertible preferred stock that was issued and outstanding prior to the Business Combination was automatically converted into shares of Legacy

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

AppHarvest common stock, such that each converted share of redeemable convertible preferred stock was no longer outstanding and ceased to exist.

•	Novus assumed an outstanding convertible note issued by Legacy AppHarvest (the “Legacy AppHarvest Convertible Note”) after the date of the Business Combination Agreement and before the Merger. At the time of the Merger, the outstanding principal and unpaid accrued interest due on the Legacy AppHarvest Convertible Note were converted into shares of the Company’s common stock in accordance with the terms of the Legacy AppHarvest Convertible Note, and such converted Legacy AppHarvest Convertible Note was no longer outstanding and ceased to exist, and any liens securing obligations under the Legacy AppHarvest Convertible Note were released.

•	Each share of Legacy AppHarvest common stock, including the Legacy AppHarvest common stock issued upon conversion of the Legacy AppHarvest redeemable convertible preferred stockholders, was converted into and exchanged for 2.1504 shares (the “Exchange Ratio”) of the Company’s common stock.

•	Each option to purchase Legacy AppHarvest common stock that was outstanding, whether vested or unvested, was converted into an option to purchase a number of shares of the Company’s common stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Legacy AppHarvest common stock subject to such Legacy AppHarvest option and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Legacy AppHarvest option, divided by (B) the Exchange Ratio.

•	Each restricted stock unit awarded by Legacy AppHarvest that was outstanding, whether vested or unvested, was converted into an award of restricted stock units to acquire a number of shares of the Company common stock equal to the product (rounded down to the nearest whole number) of (1) the number of shares of Legacy AppHarvest Common Stock subject to the Legacy AppHarvest restricted stock unit award and (2) the Exchange Ratio.

•	On the Closing Date, a number of purchasers purchased from the Company an aggregate of 37,500 shares of common stock in a private placement pursuant to separate subscription agreement (the “PIPE investment”), for $10.00 per share and an aggregate purchase price of $375,000.

•	The Company’s certificate of incorporation was amended and restated to, among other things, increase the total number of authorized shares of all classes of capital stock to 760,000 shares, of which 750,000 shares were designated common stock, $0.0001 par value per share, and 10,000 shares designated preferred stock, $0.0001 par value per share.

These transactions, together with the Business Combination, are collectively referred to as the “Recapitalization Transaction”. Upon closing of the Business Combination, the Company received gross proceeds of $475,000, including $375,000 in gross proceeds from the fully committed common stock PIPE.

The consolidated assets, liabilities and results of operations are those of Legacy AppHarvest for all periods presented. However, the equity structure has been recast for all periods presented to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy AppHarvest stockholders in connection with the Recapitalization Transaction. As such, the shares and corresponding capital amounts and losses per share related to Legacy AppHarvest redeemable convertible preferred stock and Legacy AppHarvest common stock prior to the Business Combination have been retroactively recast based on shares reflecting the Exchange Ratio established in the Business Combination. Activity within the Statements of Stockholders’ Equity for the issuance of Legacy AppHarvest redeemable convertible preferred stock and SAFE Note conversion also have been retroactively converted to the Company’s common stock.

All U.S. Dollar and share amounts are in thousands, except per share amounts, unless otherwise noted. Share and per share amounts are presented on a post-conversion basis for all periods presented, unless otherwise specified.

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

2.   Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on the Company’s knowledge of current events and actions the Company may undertake in the future, actual results could differ from those estimates and assumptions. Significant items subject to such estimates and assumptions include the useful lives of fixed assets, the valuation of instruments issued for financing and stock-based compensation, lease accounting and income taxes.

The Company utilizes estimates and assumptions in determining the fair value of its common stock and other equity instruments. The fair value was determined using valuation methodologies in accordance with the framework of the American Institute of Certified Public Accountants Technical Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation. The Company granted stock options at exercise prices not less than the fair value of its common stock, as determined by the Board contemporaneously at the date such grants were made, with input from management. The fair value of common stock at the grant date was determined to have been higher in connection with retrospective fair value assessments for financial reporting purposes. The exercise prices of the stock option awards affected by the retrospective fair value assessment were not modified. The Company’s retrospective fair value assessment estimated the fair value of the Company’s common stock based on a number of objective and subjective factors, including external market conditions affecting the Company’s industry sector and the prices at which the Company sold shares of preferred stock, the superior rights and preferences of securities senior to the Company’s common stock at the time, and the likelihood of achieving a Deemed Liquidity Event, as defined, such as a public offering or sale of the Company. Significant changes to the key assumptions used in the valuations could result in different fair values of common stock and other equity instruments at each valuation date.

The Company’s results can also be affected by economic, political, legislative, regulatory, legal actions, and the impact from the global outbreak of the novel coronavirus disease (“COVID-19”). Economic conditions, such as recessionary trends, inflation, interest and monetary exchange rates, and government fiscal policies, can have a significant effect on operations. While the Company maintains reserves for anticipated liabilities and carries various levels of insurance, the Company could be affected by civil, criminal, environmental, regulatory or administrative actions, claims, or proceedings.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The Company consolidates entities in which it holds a controlling financial interest. For voting interest entities, the Company is considered to hold a controlling financial interest when it is able to exercise control over the investees’ operating and financial decisions.

At December 31, 2020 and 2019, the Company does not have interests in any entities that would be considered variable interest entities.

All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid, short-term investments with an original maturity date of three months or less to be cash equivalents.

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

The Company deposits its cash and cash equivalents in a commercial bank. From time to time, cash balances in these accounts exceed the Federal Deposit Insurance Corporation insured limits. The Company mitigates exposure to credit risk by placing cash and cash equivalents with highly rated financial institutions. To date, the Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk on its cash and cash equivalents. At December 31, 2020, cash and cash equivalents includes $5,646 of cash restricted for future minimum lease payments and operating and maintenance costs associated with the Company’s lease with a related party (see Note 8(a)). The Company had no restricted cash balances at December 31, 2019.

Fair Value Measurements and Disclosures

Carrying values of cash and cash equivalents, prepaid expenses and other current assets, accounts payable, accrued expenses, other current liabilities, and notes payable approximate fair values because of their short-term nature. There were no material assets or liabilities that were measured at fair value on a recurring basis as of December 31, 2020 and 2019.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or net realizable value. Finished goods inventories represent costs associated with boxed produce not yet sold. Growing crop inventories primarily represent the costs associated with growing produce within the Company’s controlled environment agriculture facilities. Materials and supplies primarily represent growing and packaging supplies. Inventory costs are comprised of the purchase and transportation cost plus production labor and overhead.

Long-lived Assets

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for additions or renewals and improvements are capitalized; expenditures for maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its economic life are charged to expense as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

•  Building: 25 years

•  Leasehold and building improvements: the lessor of the lease term or 4 to 10 years.

•  Machinery: 5 to 10 years

•  Equipment: 3 to 10 years

Assets held under financing leases are recorded at the net present value of the minimum lease payments, net of incentives provided by the lessor. Depreciation expense for assets held under financing leases is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease. If the related lease contains an option to purchase the underlying asset that the Company is reasonably certain to exercise or the lease transfers ownership of the underlying asset to the Company by the end of the lease term, depreciation expense is computed over the estimated useful life of the asset.

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

Impairment

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of a long-lived asset or asset group may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company did not record any impairment losses for the years ended December 31, 2020 and 2019.

Leases

The Company determines if an arrangement contains a lease at inception. The right-of-use assets, net and liabilities associated with leases are recognized based on the present value of the future minimum lease payments over the lease term. The Company uses its incremental borrowing rate at the recognition date in determining the present value of future payments for leases that do not have a readily determinable implicit rate. Lease terms reflect options to extend or terminate the lease when it is reasonably certain that the option will be exercised. For leases that include residual value guarantees or payments for terminating the lease, the Company includes these costs in the lease liability when it is probable such costs will be incurred. Right-of-use assets and obligations for short-term leases (leases with an initial term of 12 months or less) are not recognized in the consolidated balance sheet. Lease expense for short-term leases is recognized on a straight-line basis over the lease term. When contracts contain lease and non-lease components, the Company generally accounts for both components as a single lease component.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that some or all of the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position, as well as consideration of the available facts and circumstances. As of December 31, 2020 and 2019, the Company does not have any uncertain tax positions. The Company’s policy is to recognize interest and penalties on uncertain tax positions as income tax expense.

Retirement Plans

The AppHarvest 401(k) Plan provides for matching contributions. The Company incurred $105 and $11 of expenses associated with the 401(k) Plan for the years ended December 31, 2020 and 2019, respectively.

Stock-Based Compensation

The Company recognizes in its Consolidated Statements of Operations and Comprehensive Loss the grant-date fair value of stock options, restricted stock awards, and restricted stock units issued to employees and directors. All the Company’s stock option and restricted stock awards are subject only to service-based vesting conditions. Stock-based compensation expense related to stock options and restricted stock awards is recognized on a straight-line basis over the associated service period of the award, which is generally the vesting term. Restricted stock unit awards are subject to both service- and performance-based vesting conditions. The Company recognizes forfeitures of awards as they occur.

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

The Company estimates the fair value of its restricted stock units and restricted stock awards based upon the fair value of the common stock at the date the terms of the awards are mutually agreed upon between the Company and the holder. The Company estimates the fair value of its stock option awards using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including (a) the expected stock price volatility, (b) the calculation of expected term of the award, (c) the risk-free interest rate, and (d) expected dividends. Due to the lack of a public market for the trading of the Company’s Common Stock and a lack of company-specific historical and implied volatility data, the Company has based its estimate of expected volatility on the historical volatility of a group of similar companies that are publicly traded and have similar characteristics to the Company. The Company believes the group selected has sufficient similar economic and industry characteristics and includes companies that are most representative of the Company.

The Company uses the simplified method as prescribed by the SEC Staff Accounting Bulletin No. 107, Share-Based Payment, to calculate the expected term, as it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term for options granted to employees. The expected term is applied to the stock option grant group as a whole, as the Company does not expect substantially different exercise or post-vesting termination behavior among its employee population. The expected term of the stock option awards granted historically was assumed to be the weighted average between the options contract life and the vesting term of the underlying award (based upon the underlying arrangement). The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options.

Development Fee Income from a Related Party

The Company recognizes development fee income related to indirect limited oversight services it performs in connection with the greenhouse construction site in Morehead, Kentucky (see Note 8(a)). The development fee of $750 was received in May 2019 and was recognized on a straight-line basis, consistent with the level of service, through October 2020, the date when the Morehead Facility reached substantial completion.

Net Loss Per Common Share

The Company’s basic net loss per common share is calculated by dividing the net loss by the weighted- average number of shares of common stock outstanding for the period. The diluted net loss per common share is computed by giving effect to all potential common stock equivalents outstanding for the period determined using the treasury stock method. For purposes of this calculation, stock options to purchase common stock and restricted stock units are considered to be common stock equivalents but have been excluded from the calculation of diluted net loss per common share as their effect is anti-dilutive.

Advertising

Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 2020 and 2019 was $142 and $40, respectively, and is included in selling, general, and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss.

Segment Information

The Company is organized as a single operating segment. All the assets and operations of the Company are located in the United States (“U.S.”)

Comprehensive Loss

Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events. Comprehensive loss was equal to net loss for all periods presented.

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

Distribution Agreement

On March 28, 2019, the Company entered into a Purchase and Marketing Agreement (the “Mastronardi Morehead Agreement”) with Mastronardi Produce Limited (“Mastronardi”) pursuant to which Mastronardi will be the sole and exclusive marketer and distributor of all tomatoes, cucumbers, peppers, berries and leafy greens produced at the Company’s controlled environment agriculture facility in Morehead, Kentucky that meet certain quality standards (collectively, the “Products”). Under the terms of the Mastronardi Morehead Agreement, the Company is responsible for growing, producing, packing, and delivering the Products to Mastronardi, and Mastronardi is responsible for marketing, branding and distributing the Products to its customers. Mastronardi will pay the Company market prices for the Products that are consistent with the best and highest prices available during the duration of the applicable growing season for like kind U.S. Department of Agriculture Grade No. 1 products. Mastronardi will set the market price for the Products and will pay over to the Company the gross sale price of the Product sold by Mastronardi, less a marketing fee and Mastronardi’s costs incurred in the sale and distribution of the Products. If Mastronardi rejects, returns or otherwise refuses Products for failure to meet certain quality standards, the Company has the right, at its cost and expense, to sell or otherwise dispose of the Products, subject to certain conditions.

The Mastronardi Morehead Agreement has a term of 10 years. The Company has a limited, one-time right to terminate the Mastronardi Morehead Agreement if certain return targets are not reached. During the term of the Mastronardi Morehead Agreement, Mastronardi has a right of first refusal to enter into similar arrangements with regard to any additional growing facilities the Company established in Kentucky or West Virginia.

As of December 31, 2020, the Company has commenced commercial production, but has not yet sold any Product to Mastronardi. Once product distribution commences, the Company will derive substantially all of its revenue from sales to Mastronardi.

Deferred offering costs

Deferred offering costs, which primarily consist of direct incremental legal and accounting fees related to the Merger and related equity issuances, are capitalized. The deferred offering costs will be offset against Merger and equity issuance proceeds upon the consummation of the offering. Deferred offering costs were $1,127 at December 31, 2020, and reflected in Other assets in the Consolidated Balance Sheets. No amounts were incurred or deferred as of December 31, 2019.

Selling, general and administrative expenses

Selling, general and administrative expenses primarily consist of payroll and payroll related expenses, stock-based compensation, legal and professional costs, rent expense, marketing and advertising, communications, insurance and various other personnel and office related costs. During the year ended December 31, 2020, $2,214 of start-up expenses related to pre-commencement commercial activities at the CEA facility in Morehead, Kentucky were expensed as incurred by the Company and recorded within selling, general and administrative expenses within the consolidated statement of operations and comprehensive loss.

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

3.   Accrued Expenses

Accrued expenses consist of the following as of December 31:

	2020	2019
Accrued construction costs	$2,574	$—
Accrued professional service fees	693	35
Accrued interest on convertible debt with a related party	618	—
Accrued payroll	563	2
Accrued utilities	384	—
Other accrued liabilities	352	12
Total accrued expenses	$5,184	$49

4.   Inventories, net

Inventories, net consisted of the following at December 31, 2020:

Finished goods	$—
Raw materials	781
Growing crops	2,606
Total inventories, net	$3,387

5.   Property and Equipment, net

Property and equipment at cost and accumulated depreciation are as follows:

	December 31, 2020
	Original cost	Accumulated depreciation	Assets net
Land	$3,678	$—	$3,678
Land with a related party – see Note 8(a)	3,599	—	3,599
Buildings	57,362	(436)	56,926
Construction in progress	23,526	—	23,526
Construction in progress with a related party – see Note 8(a)	54,649	—	54,649
Automobiles	152	(15)	137
Leasehold improvements	871	(18)	854
Equipment	1,803	(68)	1,735
Machinery	7,625	(84)	7,542
	$153,266	$(620)	$152,645

	December 31, 2019
	Original cost	Accumulated depreciation	Assets net
Land with a related party – see Note 8(a)	$3,599	$—	$3,599
Equipment	25	(7)	18
Machinery	96	(12)	84
	$3,720	$(19)	$3,701

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

Depreciation expense for property and equipment for the year ended December 31, 2020 and 2019 was $176 and $16, respectively.

Building cost includes $56,748 related to right-to-use assets held under a finance lease with a related party (see Note 8(a)).

6.   Income Taxes

For the years ended December 31, 2020 and 2019, the Company incurred net operating losses and, accordingly, no current provision for income taxes has been recorded. Income tax expense for the year ended December 31, 2020 consisted of the following components:

Deferred income taxes:
Federal	$9
State	1
Total deferred income taxes	9
Total income tax expense	$9

For the year ended December 31, 2019, no deferred income tax benefit for income taxes was recorded due to the uncertainty of the realization of net deferred tax assets.

The reconciliation of the statutory federal income tax with the provision for income taxes are as follows for the years ended December 31:

	2020	2019
Loss before income taxes	$(17,439)	$(2,746)
Income tax benefit at U.S. Federal statutory rate	(3,662)	(577)
Permanent items	211	95
Change in valuation allowance	4,122	572
State income taxes, net of U.S. Federal income tax benefit	(662)	(91)
Income tax expense	$9	$—

The Company has considered the impact of state rate changes, apportionment weighting and state filing positions when determining its state effective tax rate. The Company adjusts its state effective tax rate for enacted law changes during the year.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income and for tax carryforwards. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$4,857	$812
Lease liabilities	15,680	40
Financing obligation	15,582	962
Other	20	4
	36,137	1,818
Valuation allowance	(4,922)	(800)

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

	December 31,
	2020	2019
	31,216	1,018
Deferred tax liabilities:
Property and equipment	$(30,879)	$(983)
Operating lease right-of-use assets	(349)	(39)
	(31,228)	(1,021)
Net deferred tax liabilities	$(13)	$(4)

When realization of the deferred tax asset is more likely than not to occur, the benefit related to the deductible temporary differences attributable to operations is recognized as a reduction of income tax expense. Valuation allowances are provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. The Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets, and accordingly, a full valuation allowance has been provided on its net deferred tax assets as of December 31, 2020 and 2019. The valuation allowance increased $4,122 during the year ended December 31, 2020, primarily as a result of an increase in net operating loss carryforwards. The Company continues to monitor the need for a valuation allowance based on the sources of future taxable income.

At December 31, 2020, the Company has $19,478 of federal net operating loss carryforwards that have no expiration. The Company has $19,398 of state net operating loss carryforwards that have no expiration.

Under the provisions of the Internal Revenue Code, net operating loss and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. Net operating loss and tax credit carryforwards may be subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant stockholders by more than 50% over a three-year period, as defined in Sections 382 and 383 of the Internal Revenue Code and similar state provisions. The amount of the annual limitation is determined based on the value of the Company immediately before the ownership change. Subsequent ownership changes may further affect the limitation in future years. The Company has not completed a study to assess whether a change of control has occurred or whether there have been multiple changes of control since the date of the Company’s formation and that there could be additional changes in control in the future. As a result, the Company is unable to estimate the effect of these limitations, if any, on the Company’s ability to utilize net operating losses in the future. A valuation allowance has been provided against the Company’s net operating and tax credit carryforwards and, if an adjustment is required, this adjustment would be offset by an adjustment to the deferred tax asset established for the net operating loss carryforward and the valuation allowance.

As of December 31, 2020 and 2019, the Company had no accrued uncertain tax positions or associated interest or penalties and no amounts have been recognized in the Company’s Consolidated Statements of Operations and Comprehensive Loss.

The Company files income tax returns in the U.S. federal jurisdiction and state jurisdictions. The tax years since inception remain open and subject to examination by federal and state taxing authorities.

7.   Notes Payable with a Related Party

On May 12, 2020, the Company entered into a loan agreement with Equilibrium Controlled Environment Foods Fund, LLC and its affiliates (“Equilibrium”), a related party, to finance the purchase of equipment to be used in the Company’s operations in Morehead, Kentucky (the “Equipment Loan”.) The loan agreement had a principal balance of $2,000 and an interest rate of 9.5% per year. In October 2020, as a result of completion of the Morehead Facility (see Note 8(a)) and subsequent occupancy, the principal balance of the loan was extinguished and added to the future base rent calculation to be paid over the term of the lease.

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

On September 28, 2020, the Company entered into a convertible promissory note with Inclusive Capital Partners Spring Master Fund, L.P., a related party, to finance capital investments and operating needs (the “Convertible Note”). The Convertible Note has a principal balance of $30,000 and bears simple interest at 8.0% per annum. The outstanding principal amount of the Convertible Note and any unpaid accrued interest automatically converted into shares of the Company at a conversion price equal to $9.50 per share upon closing of the Business Combination Agreement. Absent such conversion, all unpaid interest and principal shall be due and payable upon demand on or after September 28, 2021. The Company has recorded the Convertible Note as a current liability at December 31, 2020.

The Convertible Note includes certain other terms which can accelerate and/or change the manner in which the Convertible Note are redeemed or converted. In a change in control, the holders of the Convertible Note can demand repayment of principal, accrued but unpaid interest, and a repayment premium in the amount of 50% of principal. In addition, upon a future equity financing event, the holder of the Convertible Note may elect to convert the outstanding principal and interest into the most senior stock of the Company issued in such a financing at the lower of 80% of the price paid by such investor or based on a valuation of $500 million. The fair value of these embedded derivatives was not significant at issuance or at December 31, 2020.

8.   Commitments and Contingencies

(a) Equilibrium Transactions

On April 15, 2019, the Company entered into a mortgage loan with Equilibrium, a related party, to finance the purchase of land from a third party in Morehead, Kentucky (the “Morehead Land”). The loan had a principal balance of $3,481 and bore interest at 8.00% per year.

On May 13, 2019, the Company entered a series of agreements with Equilibrium, resulting in the sale of the legal entity that was established to purchase the Morehead Land. The net assets of the entity sold to Equilibrium included the land, related permitting and the mortgage note owed to Equilibrium. On that same date, the Company also entered into a Master Lease Agreement (the “Master Lease Agreement”) with Morehead Farm LLC (“Morehead Farm”) for an indoor controlled agriculture facility on a portion of the Morehead Land (the “Morehead Facility”). The Master Lease Agreement had an initial term of 20 years commencing at substantial completion of construction and included a ground lease for the Morehead Land. In October 2020, the Company took occupancy of the completed portion of the Morehead Facility, resulting in lease commencement under the Master Lease Agreement. Lease payments under the Master Lease Agreement consisted of a base rent calculated as a percentage of defined construction costs, certain non-lease costs and rent based on gross revenues generated from the Morehead Facility. Equilibrium maintains an option to sell, and the Company is required to purchase, any excess land not otherwise utilized by the construction of the Morehead Facility at a price equal to the original cost of acquisition. During the term of the Master Lease Agreement, the Company has a right of first refusal to purchase the Morehead Land. The Company has accounted for the transfer of the Morehead Land to Equilibrium in 2019 as a financing transaction.

At December 31, 2020, the Company maintains a finance lease liability with Equilibrium of $59,216 related to the completed portion of the Morehead Facility and a related right-of-use asset at cost of $56,748. At December 31, 2020, the Company also has construction-in-progress assets of $54,649, and a corresponding financing obligation of $58,795 with Equilibrium for the portion of the Morehead Facility that remains under construction. The Company controls the remaining Morehead Facility construction activities. The finance lease liability and financing obligation related to the Morehead Facility have been recorded within current liabilities in the accompanying Consolidated Balance Sheet at December 31, 2020, since the closing of the Membership Interest Purchase and Sale Agreement occurred within twelve months of the balance sheet date.

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

On March 1, 2021, the Company closed on the Membership Interest Purchase and Sale Agreement with Equilibrium that was entered into in December 2020, pursuant to which it purchased from Equilibrium 100% of the membership interests in Morehead Farm (the “Membership Interest Purchase and Sale Agreement”). The purchase price for Morehead Farm was $125,000, which was equal to a multiple of Equilibrium’s cost to acquire, develop and construct the Morehead Facility. At closing, Morehead Farm, an Equilibrium subsidiary which owns the Morehead facility, became a wholly owned subsidiary of the Company. Concurrent with the closing of the Membership Interest Purchase and Sale Agreement, the Master Lease Agreement and ancillary agreements related thereto, were terminated.

(b) Other Leases

The Company’s other lease portfolio is primarily comprised of operating leases for offices. At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on whether the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. Leases are classified as operating or finance leases at the commencement date of the lease.

Operating lease right-of-use assets, net and liabilities are recognized within the Consolidated Balance Sheets based on the present value of lease payments over the lease term. As the implicit rate is generally not readily determinable for most leases, the Company uses an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate reflects the estimated rate of interest that the Company would pay to borrow on a collateralized basis over a similar term in a similar economic environment. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

Leases may include renewal options, and the renewal option is included in the lease term if the Company concludes that it is reasonably certain that the option will be exercised. A certain number of the Company’s leases contain rent escalation clauses, either fixed or adjusted periodically for inflation of market rates, that are factored into the calculation of lease payments to the extent they are fixed and determinable at lease inception.

For the year ended December 31, 2020 and 2019, the Company recognized $169 and $70, respectively, of operating lease expense, including short-term lease expense and variable lease costs, which were immaterial. Rent expense is included in selling, general and administrative expense in the Consolidated Statements of Operations and Comprehensive Loss.

The future minimum rental payments required under the leases for each year of the next five years ending December 31, and in the aggregate thereafter are as follows:

	Operating leases	Finance Lease with Equilibrium
2021	$258	$59,447
2022	281	—
2023	270	—
2024	277	—
2025	265	—

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

	Operating leases	Finance Lease with Equilibrium
2026 and thereafter	550	—
Total minimum payments required	1,901	59,447
Less: imputed interest costs(1)	(364)	(230)
Present value of net minimum lease payments(2)	$1,537	$59,216
Weighted-average imputed interest rate	6.29%	4.72%
Weighted-average remaining lease term	6.9	0.2

(1)	Represents the amount necessary to reduce net minimum lease payments to present value using actual rate in the lease agreement or the Company’s incremental borrowing rate at lease inception.

(2)	Included in the Consolidated Balance Sheet as of December 31, 2020 as current lease liability with a related party of $59,216, current lease liability with other parties of $166, and noncurrent lease liability of $1,370.

Supplemental Consolidated Statement of Cash Flow information is as follows for the years ended December 31:

	2020	2019
Cash paid for amounts included in the measurement of operating lease liabilities	$96	$38
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities	$1,441	$161

(c) Agreements with Dalsem

The Company entered into agreements with Dalsem Greenhouse Technology, B.V. (“Dalsem”) for the construction of new greenhouse facilities in Richmond, Kentucky and Berea, Kentucky on November 20, 2020 and December 11, 2020, respectively. Under terms of the agreements, Dalsem will provide certain services related to the design, engineering, procurement, construction, startup and testing of a greenhouse and certain ancillary facilities at each site. Total costs under the agreements are based on actual costs incurred by Dalsem and payments are due upon the completion of certain established project milestones, with a portion of each payment due in Euros and a portion due in U.S. dollars. Either party is entitled to terminate the agreements upon the occurrence of certain events of default and the Company is entitled to terminate the agreements if Dalsem fails to meet certain performance requirements. The Company may also terminate the agreements without cause with written notice and a termination payment to Dalsem.

(d) Purchase Commitments

There were no purchase commitments that were unrecorded at December 31, 2020 and 2019.

9.   Stock Compensation Plan

In 2018, the Company adopted a stock compensation plan (the “Plan”) pursuant to which the Company’s Board may grant stock awards to officers, key employees and directors. The Plan initially authorized awards to purchase up to 2,974 shares of common stock. The Plan was amended in December 2019 to allow for an additional 3,166 shares of common stock to be issued. The Plan provides for both incentive and nonqualified stock options. The options granted under the Plan may only be granted with an exercise price of not less than fair market value of the Company’s common stock on the date of grant. Awards under the Plan may be either vested or unvested options and each award will specify the vesting period or requisite performance conditions.

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

The incentive stock options (“ISO”) that have been granted generally vest over 48 months, with 25% vesting at the end of the first year and ratable vesting thereafter for the next 36 months. The nonqualified stock options (“NSO”) that have been granted vest ratably over 10 to 30 months. The ISOs and NSOs generally expire ten years after the date of grant. The fair value of the ISOs and NSOs on the date of grant is recognized as an expense over the requisite service period.

The Company uses the Black-Scholes option-pricing model to calculate the fair value of the options granted. The grant date fair value was based on the following assumptions used within the Black-Scholes option pricing model for the years ended December 31:

	2020	2019
Expected term	5.80	5.72
Risk-free interest rate	0.41%	2.27%
Expected volatility	49.45%	40.98%
Expected dividend yield	—%	—%

The following table summarizes stock option activity for the year ended December 31, 2020:

Options	Shares	Weighted average exercise price	Average remaining contractual term
Outstanding at December 31, 2019	2,159	$0.21	9.39
Granted	1,014	0.56
Exercised	(159)	0.23
Forfeited or expired	(37)	0.56
Outstanding at December 31, 2020	2,978	$0.33	8.71
Expected to vest, December 31, 2020	1,713	0.37	8.84
Exercisable, December 31, 2020	1,265	0.27	8.53

The Company recorded $154 and $101 of stock-based compensation expense for options issued to employees and directors during the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, unrecognized stock-based compensation expense of $366 and $200, respectively, is related to non-vested options granted, which is anticipated to be recognized over the next weighted average 2.20 years and 2.79 years, respectively, commensurate with the remaining requisite service period.

Aggregate intrinsic value represents the estimated fair value of the Company’s Common Stock at the end of the period in excess of the weighted average exercise price multiplied by the number of options outstanding or exercisable. The intrinsic value for all outstanding options as of December 31, 2020 was $39,109 and $16,690 for those awards exercisable. The intrinsic value of options forfeited in the year ended December 31, 2020 was $472. No options were forfeited as of December 31, 2019.

The weighted average grant date fair value of options granted during the years ended December 31, 2020 and 2019 was $0.33 and $0.14, respectively. The total intrinsic value of options exercised in the year ended December 31, 2020 was $2,100. No options were exercised as of December 31, 2019. The Company will use authorized and unissued shares to satisfy award exercises.

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

During the year ended December 31, 2020, the Company granted Restricted Stock Units (“RSU”) to directors, officers, and employees. The following table summarizes RSU activity for the year ended December 31, 2020:

RSUs	Units	Weighted average grant date fair value
Outstanding at December 31, 2019	—	$—
Granted	3,002	8.90
Vested	—	—
Forfeited	(457)	7.91
Unvested at December 31, 2020	2,545	$9.07
Expected to vest, December 31, 2020	2,545	$9.07

The RSUs contain performance and service vesting conditions. The requisite service period for 2,330 of the RSUs outstanding at December 31, 2020, is 48 months, with 25% vesting at the end of the first year and ratable vesting every 3 months thereafter for the next 36 months. The remaining 215 RSUs vest ratably every 3 months over 36 months. Vesting of the RSUs is also dependent upon a liquidity event, which has not occurred at December 31, 2020. Accordingly, the Company has not recognized any stock-based compensation related to the RSUs through the period ended December 31, 2020. As of December 31, 2020, unrecognized stock-based compensation expense of $23,091 is related to non-vested RSUs granted.

On October 8, 2018, the Company granted a restricted stock award to a director with a twelve-month requisite service period. The award share total was 215 and the grant date fair value was based upon a common stock value of $0.23. The award was fully vested by December 31, 2019. The number of shares vested was 0 and 179 during the year ended December 31, 2020 and 2019, respectively. Stock-based compensation expense recognized related to this restricted stock award was $ — and $38 in the years ended December 31, 2020 and 2019, respectively.

Aggregate stock-based compensation expense of $154 and $140 for the year ended December 31, 2020 and 2019, respectively, is included in selling, general, and administrative expense within the Company’s Consolidated Statements of Operations and Comprehensive Loss.

10.  SAFE Notes

During 2018, the Company raised $1,225 by entering into SAFE Notes with several parties. The Simple Agreement for Future Equity (“SAFE”) Notes resulted in cash proceeds to the Company in exchange for the right to certain capital units of the Company or cash upon occurrence of a future financing. The SAFE Notes had an Adjusted Purchase Amount, calculated as the amount originally invested by the SAFE Note counterparty plus 5% per year, non-compounding. The SAFE Notes allowed the holder to participate in the future equity financings through a share-settled redemption. The SAFE Notes would automatically convert into preferred shares upon a future equity financing in which the Company sold shares of its preferred stock. The number of shares into which the SAFE Notes would convert would be the greater of (a) a stated valuation cap divided by the number of shares outstanding before the capital raise transaction or (b) the Adjusted Purchase Amount divided by the per-share price of the issued preferred stock less a discount of 20%. The number of shares that could be issued upon conversion of SAFE Notes was not limited. Upon an event of liquidation or dissolution, SAFE Noteholders would receive cash payment based on the Adjusted Purchase Amount in satisfaction of the SAFE Note. SAFE Noteholders did not have dividend or voting rights. The Company determined that the SAFE Notes were not legal form debt (i.e., no creditors’ rights) but allowed for redemption based upon certain events that are outside of the control of the Company. The SAFE Notes were classified as marked-to-market liabilities pursuant to ASC 480, Distinguishing Liabilities from Equity. The SAFE Notes were measured at fair value, with changes in fair value recorded within loss on SAFE Note revaluation within the Consolidated Statement of Operations and Comprehensive Loss.

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

In conjunction with the issuance of redeemable convertible preferred stock in March 2019, the SAFE Notes were converted into shares of preferred stock and common stock in accordance with the terms of the preferred stock investment agreement.

11.   Common Stock

The voting, dividend, and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers, and preferences of the holders of preferred stock. The common stock has the following characteristics:

Voting

The holders of common stock are entitled to one vote for each share of common stock held at all meetings of stockholders and written actions in lieu of meetings.

Dividends

The holders of common stock are entitled to receive dividends, if and when declared by the Board. The Company may not declare or pay any cash dividends to the holders of common stock unless, in addition to obtaining any necessary consents, dividends are paid on each series of preferred stock in accordance with their respective terms. No dividends have been declared or paid in the year ended December 31, 2020 or 2019.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of Common Stock are entitled to share ratably with the holders of preferred stock in the Company’s assets available for distribution to stockholders after payment to the holders of preferred stock of their liquidation preferences have been satisfied.

Common Stock Reserved for Future Issuance

The Company has reserved 33,868 and 21,339 shares of common stock for future issuance as of December 31, 2020 and 2019, respectively.

12.   Net Loss Per Share

Diluted net loss per common share is the same as basic loss per common share for all periods presented because the effects of potentially dilutive items were anti-dilutive given the Company’s net loss. The following common share equivalent securities have been excluded from the calculation of weighted-average common shares outstanding because the effect is anti-dilutive for the periods presented:

	December 31,
	2020	2019
Anti-dilutive common share equivalents:
Stock options	2,978	2,159
Restricted stock units	2,545	—

AppHarvest, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands except per share amounts)

December 31, 2020 and 2019

	December 31,
	2020	2019
Total anti-dilutive common share equivalents	5,523	2,159

Basic and diluted net loss per common share is calculated as follows:

	Year Ended December 31,
	2020	2019
Numerator:
Net loss	$(17,448)	$(2,746)
Denominator:
Weighted-average common shares outstanding, basic and diluted	38,072	25,571
Net loss per common share, basic and diluted	$(0.46)	$(0.11)

13.   Subsequent Events

On September 24, 2021, a federal securities class action lawsuit (captioned Ragan v. AppHarvest, Inc., Case No.21-cv-07985) was filed by a purported stockholder on the Company in the United States District Court for the Southern District of New York on behalf of a proposed class consisting of those who acquired the Company’s securities between May 17, 2021 and August 10, 2021. The complaint names the Company and certain of its current officers as defendants, and alleges that the defendants violated Sections 10(b) and 20(a)of the Securities Exchange Act of 1934, as amended, by making materially false and misleading statements regarding the Company’s business, operations, and prospects because they failed to disclose a purported lack of sufficient training and inability to consistently produce Grade No. 1 tomatoes. The complaint seeks unspecified monetary damages on behalf of the putative class and an award of costs and expenses, including reasonable attorneys’ fees. On November 22, 2021, a related action (captioned Plymouth County Retirement Association v. AppHarvest, Inc., Case No.21-cv-09676) was filed by another purported stockholder of the Company in the same United States District Court, making substantially similar claims against the same set of defendants, on behalf of a proposed class consisting of those who acquired the Company’s securities between October 9, 2020 and August 10, 2021. We do not believe the claims have merit, intend to defend the case vigorously, and have not recorded a liability related to these lawsuits because, at this time, we are unable to estimate reasonably possible losses or determine whether an unfavorable outcome is probable.